Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of FOCUS Enhancements, Inc. on Form SB-2, of our report dated April 27, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus

Wolf & Company, P.C.
/s/ Wolf & Company, P.C.

Boston, Massachusetts


December 14, 2001